SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2009
BP PRUDHOE BAY ROYALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10243	13-6943724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon, 101 Barclay Street, New York, NY	10286

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 815-6908
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     Information required by this item is reported in Item 8.01 below and incorporated herein by reference.
SECTION 8 — OTHER EVENTS
Item 8.01. Other Events
     On May 12, 2009, BP Prudhoe Bay Royalty Trust (the ‘Trust’) issued a press release concerning the entry by the Trust into a settlement agreement dated May 8, 2009 with BP Exploration (Alaska) Inc. (“BPXA”) to resolve certain issues related to the temporary shutdown of the Prudhoe Bay oil field located on the North Slope of Alaska following oil spills on March 2, 2006 and August 6, 2006 and to compromise any claims that the Trust and past, present, and future holders of Units of beneficial interest in the Trust may have relating to conduct by BPXA that may have resulted in a reduction of the royalty payments received by the Trust in 2006, 2007 and 2008. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:
10.1	Copy of Settlement Agreement, dated May 8, 2009, among BP Exploration (Alaska), Inc., The Bank of New York Mellon, as Trustee, and BNY Mellon Trust of Delaware, as Co-Trustee.

99.1	Press release issued May 12, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
BP PRUDHOE BAY ROYALTY TRUST
By: THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Geovanni Barris
Geovanni Barris
Vice President

Date: May 12, 2009

INDEX TO EXHIBITS

Exhibit	Exhibit
No.	Description

*10.1	Copy of Settlement Agreement, dated May 8, 2009, among BP Exploration (Alaska), Inc., The Bank of New York Mellon, as Trustee, and BNY Mellon Trust of Delaware, as Co-Trustee.

*99.1	Press release issued May 12, 2009

*	Filed herewith